Exhibit (a)(1)(B)

CYTODYN INC.

OFFER TO EXCHANGE

CONVERTIBLE PROMISSORY NOTES AND

AMEND WARRANTS TO PURCHASE COMMON STOCK

ISSUED BETWEEN APRIL 30, 2015 – MAY 15, 2015

ELECTION FORM

August 24, 2015

Dear Eligible Securities Holder:

All terms used in this Election Form but not defined herein have the meanings given to them in the “Offer to Exchange” dated August 24, 2015 (the “Offering Memorandum”).

To participate in the Offer and exchange your Eligible Notes for Common Stock and the reduction of the exercise price of your related Eligible Warrants, subject to the terms and conditions set forth in the Offering Memorandum, you must follow the instructions below, which require that you: (a) properly complete, sign, date and deliver this Election Form to Michael D. Mulholland, Chief Financial Officer of CytoDyn, by mail or courier service to 1111 Main Street, Suite 660, Vancouver, Washington 98660, pursuant to the instructions included in this Election Form, and (b) deliver to the Company at the foregoing address your Eligible Notes (or an Affidavit of Lost Note and Indemnification Agreement, a form of which attached to this Election Form). Please do not send any of your Eligible Warrants to the Company. The Company must receive your Election Form and Eligible Notes (or an Affidavit of Lost Note and Indemnification Agreement) no later than 11:59 p.m., Eastern Time, on September 21, 2015 (or on a later date, if we extend the Offer) (such expiration date, the “Expiration Date”), which is the date the Offer will expire. Failure to submit any of these items will result in the rejection of your tender.

PLEASE NOTE THAT DELIVERY OF YOUR ELECTION FORM BY FACSIMILE OR E-MAIL WILL NOT BE ACCEPTED.

If the Company receives one or more Election Forms and one or more Withdrawal Forms signed by you, the Company will give effect to the form bearing the latest date and, if two forms bear the same date, then the form received last, as determined by the Company in its sole discretion.

If you elect to participate in the Offer, and the Company decides to accept your tender, the Company will issue the Common Stock and amend the exercise price of the related Eligible Warrants promptly after the expiration of the Offer, in accordance with and subject to the terms and conditions described in the Offering Memorandum.

Any holder that is not the original holder of the Eligible Securities will be required to provide the Company with a copy of the executed documentation transferring such Eligible Securities.

INSTRUCTIONS TO ELECTION FORM

1.	ELECTION. If you would like to elect to participate in the Offer and surrender your Eligible Notes for exchange, place a check mark in the “I wish to tender for exchange the ENTIRE BALANCE of the enclosed Eligible Notes” box below. To elect not to participate in the Offer, you may either place a check mark in the “I do not wish to participate in the Offer” box below or you do not have to do anything. Any Election Form submitted without the box “I wish to tender for exchange the ENTIRE BALANCE of my Eligible Notes” marked will be rejected. For this Election Form to be valid, it must be signed and dated and this entire Election Form, as well as each Eligible Note (or an Affidavit of Lost Note and Indemnification Agreement), must be received by CytoDyn as set forth below.

You may elect to surrender the entire balance of each Eligible Note or none of each Eligible Note. You may not elect to exchange only a portion of each Eligible Note. If you do not properly return this entire Election Form along with each original Eligible Note to be exchanged (or an Affidavit of Lost Note and Indemnification Agreement), your Eligible Note will not be exchanged. In that case your Eligible Note and the related Eligible Warrants will remain outstanding on the same terms and conditions (including conversion price and exercise price) under which they were originally issued.

2.	EXPIRATION DATE. The Offer and any rights to tender, or to withdraw a tender, of your Eligible Notes will expire at 11:59 p.m., Eastern Time, on September 21, 2015 (or on a later date, if we extend the Offer).

3.	DELIVERY OF ELECTION FORM. If you intend to tender your Eligible Notes under the Offer, you must complete, sign and date a copy of this entire Election Form and return it and each Eligible Note (or an Affidavit of Lost Note and Indemnification Agreement) to CytoDyn so that we receive it before 11:59 p.m., Eastern Time, on the Expiration Date, by mail or courier service at the following address:

CytoDyn Inc.

Attention: Michael D. Mulholland

1111 Main Street, Suite 660

Vancouver, Washington 98660

DELIVERY OF THE ELECTION FORM BY FACSIMILE OR EMAIL WILL NOT BE ACCEPTED.

Your Election Form will be effective only upon receipt by us. CytoDyn will only accept delivery of the signed and completed Election Form and Eligible Notes (or an Affidavit of Lost Note and Indemnification Agreement) by the method of delivery described above. The method of delivery is at your own option and risk. You are responsible for making sure that the entire Election Form and your Eligible Notes (or an Affidavit of Lost Note and Indemnification Agreement) are delivered to, and received by, Michael D. Mulholland. You must allow for delivery time, based on the method of delivery that you choose, to ensure that we receive your entire Election Form before 11:59 p.m., Eastern Time, on the Expiration Date.

4.	ELIGIBLE WARRANTS. YOU DO NOT NEED TO RETURN ANY ELIGIBLE WARRANTS IN CONNECTION WITH THIS OFFER. IF YOU ELECT TO PARTICPATE IN THE OFFER AND VALIDLY TENDER YOUR ELIGIBLE NOTES, AND IF WE ACCEPT SUCH ELIGIBLE NOTES FOR EXCHANGE, THEN THE EXERCISE PRICE OF THE RELATED ELILGIBLE WARRANTS WILL AUTOMATICALLY BE AMENDED UPON THE EXPIRATION DATE PURSUANT TO THE TERMS OF THE OFFERING MEMORANDUM.

5.	WITHDRAWAL OF ELECTION. The tender of your Eligible Notes under this Offer may be withdrawn at any time before 11:59 p.m., Eastern Time, on the Expiration Date. To withdraw your tendered Eligible Notes, you must deliver a properly completed and signed Withdrawal Form to the attention of Michael D. Mulholland, using one of the means of delivery described in the instructions contained therein. Withdrawals may not be rescinded, and any Eligible Notes withdrawn will not be considered to be properly tendered, unless your Eligible Notes are properly re-tendered before 11:59 p.m., Eastern Time, on the Expiration Date by following the procedures described in Instruction 3 above.

6.	SIGNATURES. Please sign and date this Election Form. Except as described in the following sentence, this Election Form must be signed by the holder of the Eligible Notes to be tendered. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title must be identified on this Election Form and proper evidence of the authority of such person to act in such capacity must be provided with this Election Form.

7.	REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance regarding the Offer (including requests for additional copies of the Offering Memorandum or this Election Form) should be directed to Michael D. Mulholland, by phone at (360) 980-8524 or by e-mail to mmulholland@cytodyn.com.

8.	IRREGULARITIES. We will determine all questions as to the number of shares subject to Eligible Notes tendered and the validity, form, eligibility (including time of receipt) and acceptance of your tender of Eligible Notes. Subject to any order or decision by a court or arbitrator of competent jurisdiction, or any other applicable regulatory authority, our determination of these matters will be final and binding on all parties. We may reject any tender of Eligible Notes that we determine is not in the appropriate form or would be unlawful to accept. We may waive any defect or irregularity in your tender with respect to your Eligible Notes tendered before 11:59 p.m., Eastern Time, on the Expiration Date. Your Eligible Notes will be not accepted for exchange until you have cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to 11:59 p.m., Eastern Time, on the Expiration Date. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders or withdrawals, and no one will be liable for failing to give notice of any defects or irregularities.

9.	CONDITIONAL OR CONTINGENT OFFERS. We will not accept any alternative, conditional or contingent tenders.

10.	IMPORTANT TAX INFORMATION. You should refer to the section entitled “The Offer–15. Certain United States Federal Income Tax Considerations” in the Offering Memorandum, which contains important tax information. We encourage you to consult with tax advisors if you have questions about your financial or tax situation.

CYTODYN INC.

OFFER TO EXCHANGE

CONVERTIBLE PROMISSORY NOTES AND

AMEND WARRANTS TO PURCHASE COMMON STOCK

ISSUED BETWEEN APRIL 30, 2015 – MAY 15, 2015

ELECTION FORM

Please complete the information requested below and indicate whether or not you wish to exchange all of your Eligible Notes for the New Securities in accordance with the terms and conditions of the Offering Memorandum.

You may elect to surrender the entire balance of each Eligible Note or none of each Eligible Note. You may not elect to exchange only a portion of each Eligible Note. If you do not return this Election Form along with each original Eligible Note to be exchanged (or an Affidavit of Lost Note and Indemnification Agreement), your Eligible Note will not be exchanged. In that case, your Eligible Note and the related Eligible Warrants will remain outstanding on the same terms and conditions (including conversion price and exercise price) under which they were originally issued.

Please check only ONE of the following two choices:

☐	I wish to tender for exchange the ENTIRE BALANCE of the enclosed Eligible Notes (pursuant to the terms set forth in the memorandum entitled “Offer to Exchange Convertible Promissory Notes and Amend Warrants to Purchase Common Stock Issued Between April 30, 2015 – May 15, 2015” dated August 24, 2015).

☐	I do not wish to participate in the Offer.

PLEASE READ THE TERMS SET FORTH BELOW,

AND RETURN YOUR COMPLETED, SIGNED AND DATED ELECTION FORM

(ALONG WITH EACH ORIGINAL ELIGIBLE NOTE TO BE EXCHANGED)

TO CYTODYN IN ACCORDANCE WITH THE INSTRUCTIONS ABOVE.

You may withdraw your election at any time before expiration of the Offer by completing a Withdrawal Form and sending it to Michael D. Mulholland as provided therein so that he receives such withdrawal form before 11:59 p.m., Eastern Time, on the Expiration Date.

By electing to surrender the enclosed Eligible Notes for exchange, I understand and agree to all of the following:

(1)	I have received a copy of the memorandum entitled “Offer to Exchange Convertible Promissory Notes and Amend Warrants to Purchase Common Stock Issued Between April 30, 2015 – May 15, 2015” dated August 24, 2015, the Election Form and the Withdrawal Form (the “Exchange Offer Materials”) from Michael D. Mulholland, Chief Financial Officer of CytoDyn. I have read, and I understand and agree to be bound by, all of the terms and conditions of the Offer as described in the Exchange Offer Materials.

(2)	I understand that, upon acceptance by CytoDyn, this Election Form will constitute a binding agreement between CytoDyn and me with respect to the enclosed Eligible Notes that are accepted for cancellation and exchange, and any related Eligible Warrants, unless I return a validly completed Withdrawal Form prior to the expiration of the Offer.

(3)	I understand that if I validly tender my Eligible Notes for exchange, and such Eligible Notes are accepted for cancellation and exchange, I will receive Common Stock and the exercise price of my Eligible Warrants will be reduced in exchange for the Eligible Notes, and that I will lose all of my rights to and under the Eligible Notes.

(4)	I understand that if I validly tender my Eligible Notes for exchange, and such Eligible Notes are accepted for cancellation and exchange, the terms of any related Eligible Warrants shall be automatically amended such that Section 1(f) shall be replaced in its entirety with the following:

“(f) “Exercise Price” means the price at which the Warrantholder may purchase one share of Common Stock or other Securities upon exercise of a Warrant as determined from time to time pursuant to the provisions hereof, multiplied by the number of Securities as to which the Warrant is being exercised. The initial Exercise Price is $0.675 per share of Common Stock.”

I understand that, other than the amendment contemplated by this Section 4, the Eligible Warrants shall remain in full force and effect upon the Effective Date. I understand that I will not receive a new warrant as a result of the Offer, and that CytoDyn’s acceptance of this Election Form upon the Expiration Date shall constitute evidence of the amendment to the Eligible Warrants contemplated by this Section 4.

(5)	CytoDyn has advised me to consult with my own legal, accounting and tax advisors as to the consequences of participating or not participating in this Offer before making any decision whether to participate.

(6)	I understand that, in accordance with the Offering Memorandum, CytoDyn may extend the Offer.

(7)	I understand that my Eligible Notes surrendered for exchange but not accepted by CytoDyn, and any related Eligible Warrants, will remain in effect on the same terms and conditions (including conversion price and exercise price) under which they were originally issued.

(8)	I understand that my election to participate in the Offer is voluntary, and I am aware that I may withdraw my decision to surrender my Eligible Notes at any time until the Offer expires. I understand that my election to surrender my Eligible Notes will be irrevocable at 11:59 p.m., Eastern Time, on the Expiration Date, unless the Offer is extended.

(9)	Provided I have placed a check mark in the “I wish to tender for exchange the ENTIRE BALANCE of the enclosed Eligible Notes” box above, I hereby sell, assign and transfer to CytoDyn all right, title and interest in and to such Eligible Notes, all of which I am hereby surrendering for exchange.

(10)	I understand that once I mark the “I wish to tender for exchange the ENTIRE BALANCE of the enclosed Eligible Notes” box above, the election applies to each of my Eligible Notes enclosed herewith.

(11)	I hereby represent and warrant that I have full power and authority to elect to surrender the Eligible Notes enclosed herewith and that, when and to the extent such Eligible Notes are accepted by CytoDyn upon the Expiration Date, such Eligible Notes will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Eligible Notes will not be subject to any adverse claims. Without limiting the foregoing, I hereby represent and warrant that either I am not married and do not have a registered domestic partner, my spouse or registered domestic partner has no community or other marital property rights in the Eligible Notes, the Eligible Warrants or the Common Stock to be issued in the Offer, or my spouse or registered domestic partner has consented to and agreed to be bound by the Election Form.

(12)	Upon request, I will execute and deliver any additional documents deemed by CytoDyn to be necessary or desirable to complete the exchange of all of my Eligible Notes.

(13)	The Offer is not being offered to holders in any State or other jurisdiction in which the Offer would not be in compliance with the laws of such State or other jurisdiction.

(14)	I hereby certify that the representations and warranties made by me in that certain Subscription Agreement between CytoDyn Inc. and me relating to my original investment in the Eligible Notes and the Eligible Warrants, are true and correct in all respects, as if made at and as of the date hereof (or, for such of these representations and warranties that refer specifically to an earlier date, are true and correct, as of such specified date) with respect to my investment in the securities of CytoDyn in this Offer.

(15)	I understand that my elections pursuant to this Election Form will survive my death or incapacity and will be binding upon my heirs, personal representatives, successors and assigns.

CYTODYN INC. DOES NOT VIEW THE CERTIFICATION MADE BY ELIGIBLE SECURITIES HOLDERS THAT THEY HAVE READ THE OFFERING MATERIALS AS A WAIVER OF LIABILITY AND PROMISES NOT TO ASSERT THAT THE PROVISION CONSTITUTES A WAIVER OF LIABILITY.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Election Form as of the date set forth below with respect to the following Eligible Notes tendered by the undersigned.

If you hold more than one Eligible Note, please make copies of this signature page and submit a separate signature page for each Eligible Note tendered. Please submit the original of each Eligible Note (or an Affidavit of Lost Note and Indemnification Agreement) along with this Election Form. Your Election Form will not be processed, and you will be deemed to have rejected the Offer, without the submission of such additional documents along with this Election Form.

Note No.:

Date of issuance of Eligible Note:

Amount of Eligible Note:

You must complete and sign the following exactly as your name appears on your tendered Eligible Securities. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signatory’s full title and include with this Election Form proper evidence of the authority of such person to act in such capacity.

By:
Date:		(Signature)

(Print Name)

(Title, if applicable)

Address:

Email:
Telephone:
Fax:
Tax ID/SSN:

[Signature Page to Election Form]

AFFIDAVIT OF LOST NOTE

AND INDEMNIFICATION AGREEMENT

(TO BE COMPLETED ONLY IF YOU ARE NOT ABLE TO SUBMIT

YOUR ORIGINAL ELIGIBLE NOTE ALONG WITH YOUR ELECTION FORM)

The undersigned hereby represents, warrants and agrees as follows:

1.	The following described instrument of CytoDyn Inc., a Colorado corporation (the “Company”) was lost or stolen:

Note No.                      in the amount of $        , dated             , 2015 (the “Eligible Note”), and registered in the name of                                           (“Holder”).

2.	That the sole and unconditional record owner of the Eligible Note is Holder.

3.	That the Eligible Note was neither endorsed nor assigned by Holder or, to Holder’s knowledge, by anyone else.

4.	That neither the Eligible Note, nor any interest therein has been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged, or disposed of in any manner by or on behalf of Holder; that neither Holder nor anyone on Holder’s behalf has signed any power of attorney, any stock power or any other assignment or authorization respecting the Eligible Note; and that no person, firm or corporation has any right, title, claim, equity or interest in, to or respecting the Eligible Note, except Holder as the sole owner.

5.	That this Affidavit of Lost Note and Indemnification Agreement (the “Affidavit”) is made for the purpose of inducing the Company to accept the Holder’s tender of the Eligible Notes in connection with the Holders’ election to participate in the Company’s exchange offer, dated August 24, 2015, as amended or supplemented (the “Offer”).

6.	Holder hereby agrees to immediately surrender the Eligible Note to the Company for cancellation without consideration should it at any time come into the possession or control of Holder.

7.	To induce the Company to accept this Affidavit in place of the lost Eligible Note in connection with Holder’s acceptance of the Offer, Holder and its successors and assigns shall at all times indemnify and hold harmless the Company and its directors, officers, agents, successors and assigns from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all losses, damages, judgments, costs, charges, counsel fees, payments, expenses and liabilities whatsoever, which any of such indemnitees at any time shall or may sustain or incur (a) by reason of any claim which may be made in respect of the Eligible Note, or (b) by reason of any payment, transfer, exchange, delivery or other act which any indemnitee hereunder may make or do in respect of the Eligible Note, whether made or done through accident, oversight or neglect, or whether made or done upon presentation thereof without contesting, inquiring into or litigating the propriety of such payment, transfer, exchange, delivery or other act.

8.	It is understood and agreed that in case the Eligible Note shall be recovered by anyone, then this Affidavit may be immediately enforced. This Affidavit shall be deemed a continuing obligation and successive recoveries may be had thereon for the various matters in respect of which any indemnitee shall from time to time become entitled to be indemnified.

9.	This Affidavit shall be governed by the laws of the State of Colorado as such laws are applied to contracts between Colorado residents entered into and to be performed entirely in Colorado.

[Signature Page Follows]

Dated:            , 2015.

HOLDER:

(Signature)

(Printed Name)

(Title, if Holder is not a natural person)

State of

County of

Signed before me this day of , 2015, by .
(Holder/Signer Name)

Personally Known
Produced Identification — Type of ID:

Notary Stamp
Or Seal

(Signature Notary)
My Commission Expires:

[Signature Page to Affidavit of Lost Note and Indemnification Agreement]